                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          RED OAK HEREFORD FARMS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                 HARLEY DILLARD
-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ---------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------
    3) Filing Party:

    ---------------------------------------------------------------------------
    4) Date Filed:

    ---------------------------------------------------------------------------

                          RED OAK HEREFORD FARMS, INC.
                               2010 Commerce Drive
                               Red Oak, Iowa 51566

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 22, 2000

                              --------------------


TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of Red Oak Hereford Farms, Inc. (the "Company") will be held at the Red Coach Inn, Highway 34, Red Oak, Iowa, on Monday, May 22, 2000, at 10:30 a.m. (local time) for the following purposes:

         (1) to elect nine directors to hold office until the Annual Meeting of Shareholders in 2001, and until their successors are elected and qualified;

         (2) to consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 50,000,000 shares to 100,000,000 and the number of Preferred Stock from 5,000,000 to 10,000,000;

         (3) to consider and vote upon a proposal to approve the Company's 2000 Stock Option Plan;

         (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on April 14, 2000 will be entitled to vote at the meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                            /S/Peter Hudgins
                                            --------------------------------
                                            Peter Hudgins
                                            Secretary

April __, 2000
Red Oak, Iowa

   -------------------------------------------------------------------------
   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO SIGN, MARK, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE, WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
   -------------------------------------------------------------------------

                          RED OAK HEREFORD FARMS, INC.
                               2010 Commerce Drive
                               Red Oak, Iowa 51566
                                  712-623-9224

                              -------------------

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 22, 2000

                              -------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Oak Hereford Farms, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders to be held on Monday, May 22, 2000, at 10:30 a.m., at the Red Coach Inn, Highway 34, Red Oak, Iowa, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy, and the Company's 1999 Annual Report have been mailed on or before May 1, 2000 to each shareholder of record at the close of business April 14, 2000.

         You are requested to sign, mark, and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come before the Annual Meeting, the proxy intends to vote on such matters in accordance with his reasonable business judgement.

         Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. A shareholder may revoke a Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.

         The expense of soliciting Proxies for the Annual meeting, including the cost of preparing, assembling, and mailing the Notice, Proxy, and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone, and possibly by facsimile transmission.

         As hereinafter used, and unless otherwise provided, the term "Executive Officers" refers to the President and Chief Executive Officer, Chief Operating Officer, and the Vice President and Chief Financial Officer.

                                VOTING SECURITIES

General

         Each holder of record of the Company's Common Stock, par value $0.001 per share, at the close of business on April 14, 2000, is entitled to one vote per share on matters that come before the Annual Meeting.

         The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum to take action at a shareholders' meeting. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on a matter ("Abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the matter ("Broker Non-Votes"). The affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon is required to adopt any proposal. For voting purposes, only shares voted either for or against the adoption of proposal or the election of directors, and neither Abstentions not Broker Non-Votes, will be counted as voting in determining whether a proposal is approved or a director is elected. As a consequence, Abstentions and Broker Non-Votes will have no effect on the adoption of a proposal or the election of a director.

         At the close business on April 14, 2000, there were 16,019,165 shares of the Company's Common Stock entitled to vote at the Annual Meeting.


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth, as of April 14, 2000, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the Directors and nominees, and by all Directors and Executive Officers of the Company as a group:

                                                          Amount and Nature                  Percentage of Shares
Title of Class                Name of                       Of Beneficial                     Owned by Beneficial
                          Beneficial Owner                  Ownership (1)                   Owners and Management
---------------    -------------------------------    --------------------------       ----------------------------------
Common             Gordon Reisinger                           6,812,653  (2)                        38%
                   Rural Route 3
                   Red Oak, Iowa 51566

Common             Cimarron Investments, LP                   2,433,333                             15%
                   Rural Route 3
                   Red Oak, Iowa 51566


Common             John Derner                                8,646,655  (3)                        45%
                   2353 213th Avenue
                   Milford, Iowa 51351

Common             JKSBM, LP                                  2,175,000                             14%
                   2353 213th Avenue
                   Milford, Iowa  51351

Common             Charles Kolbe                              1,112,154  (4)                        7%

Common             Dwayne Lewis                                  95,333  (5)                         *

Common             Charles Wilson                             1,397,625  (6)                        8%

Common             Johan Smit                                   325,000  (7)                        2%

Common             Jack Holden                                   45,334  (8)                         *

Common             Ron Daggett                                   92,334  (9)                         *

Common             All Officers and  Directors as            18,738,688  (10)                       81%
                   a Group:  (12 persons)

------------------------------------------------------------------------------------------------------------------------

* Represents less than 1%

(1) Beneficial ownership has been determined pursuant to Rule 13(d)-3 (d) (1) under the Securities Exchange Act of 1934, as amended.

(2) Includes 512,820 shares owned by Cimarron Properties which is owned and controlled by Gordon Reisinger and 2,433,333 shares owned by Cimarron Investments, LP, a family partnership controlled by Mr. Reisinger. Also, includes 1,880,000 stock options held by Mr. Reisinger.

(3) Includes 2,175,000 shares owned by JKSBM, a family limited partnership, which is owned and controlled by Mr. Derner, and 512,821 shares owned by Derner's of Milford, a company controlled by Mr. Derner and 265,000 shares owned by the Derner Foundation which Mr. Derner controls. Also, includes 1,380,000 stock options held by Mr. Derner, 326,000 Common Stock purchase warrants and 311,000 Series B Preferred Stock convertible into 1,555,000 shares of Common Stock.

(4) Includes 512,821 shares owned by Wall Lake Cattle Company, a company controlled by Mr. Kolbe. Mr. Kolbe also holds 60,000 stock options.

(5) Includes options to purchase 5,000 shares of Common Stock and warrants to purchase 13,333 shares of Common Stock.

(6) Includes 48,750 shares of Common Stock, 220,000 shares of Series B Preferred Stock convertible into 1,100,000 shares of Common Stock and 3,900 Series C Stock which is convertible into Common Stock at a ratio of five to one and 229,375 warrants to purchase Common Stock.

(7) Includes 1,000 shares of Common Stock and 54,000 shares of Series B Preferred Stock convertible into 270,000 shares of Common Stock and 54,000 warrants.

(8) Includes options to purchase 5,000 shares of Common Stock and warrants to purchase 13,334 shares of Common Stock.

(9) Includes 17,000 shares of Common Stock held jointly with Mr. Daggett's spouse. Also includes warrants to purchase 30,334 shares of Common Stock jointly held and options to purchase 5,000 shares of Common Stock. Also includes 7,000 Series B Preferred shares convertible into 35,000 shares of Common Stock and 7,000 warrants.

(10) Includes warrants to purchase 740,476 shares of Common Stock, options to purchase 3,520,000 shares of Common Stock, 449,600 shares of Series B Preferred Stock and 3,900 shares of Series C Preferred Stock both convertible into Common Stock at a ratio of 5 to 1.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         At the Annual Meeting, nine persons will be elected to the Board of Directors to serve for one year.

         Listed below are the nominees for the Board of Directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders. It is not contemplated that any of the nominees will be unable or unwilling to serve as a Director, but if that should occur, the Board of Directors reserves the right to nominate another person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

                             NOMINEES FOR DIRECTORS

         Johan Alexander Smit, Director, age 46. Mr. Smit is Managing Director of Smitfort Steel. As director of Smitfort-Staal BV, Mr. Smit manages a worldwide steel company. He attended the London School of Economics and received his Masters in Business Administration from the University of Neyerrode. Mr. Smit is an honorary member of the Dutch Export Federation, a board member of Business Club Zwijndrecht (ovz) and a supervisory board member of the Dutch Trading Company.

         Gordon Reisinger, Director and President, age 60. Prior to its acquisition by the Company, Mr. Reisinger was the managing partner and a 33.33% owner in Midland Cattle Company, which he formed in 1987. Midland is a cattle trader, which buys and sells feeder cattle nationwide, including cattle for the Companies Hereford programs. Mr. Reisinger has managed the Eldora Livestock auction his father built in 1939 and has been active in family farming and cattle operations, cattle feeding, commercial and farmer feedlot quality-control auditing, and nationwide cattle brokering his entire life. Mr. Reisinger holds a Bachelor's Degree in Animal Science from Iowa State University.

         John Derner, Director and Vice President, age 49. Mr. Derner owns and manages an 8,000 head cattle feedlot and a large row crop operation in West Lake Okoboji, Iowa. Mr. Derner also owns a manufacturing company, Shell Rock Products, Inc., which manufactures and distributes numerous ornamental concrete products nationwide.

         Charles Kolbe, Director and Chairman of the Board, age 58. Mr. Kolbe owns a family farming and cattle feeding operation in Lake View, Iowa. In addition to farming and cattle feeding operations, Mr. Kolbe has been active in the financial world, having held positions as a director and principal of banks in Iowa and Minnesota. Mr. Kolbe was a co-founder and 33.33% owner of Midland prior to its acquisition by the Company. He is on the executive committee of the Iowa Cattleman's Association, Iowa Beef Industry Council and the National Livestock and Meat Board. He is past President of the Iowa Cattleman's Association and past Chairman of the Iowa Beef Industry Council.

         Jack B. Holden, Director, age 35. Mr. Holden manages his family's Hereford operation, Holden Herefords, on a 2,000-acre ranch near Valier, Montana. Mr. Holden is active in the National Cattleman's Beef Association, Montana Stockgrowers and its Seedstock Committee. He is also active in the American Hereford Association and the Montana Farm Bureau. He serves as Director of the Montana Hereford Association, and Vice President and Director of the Pondera County Canal and Reservoir Company.

         Dwayne Lewis, Director, age 68. Mr. Lewis operates Lewis Feedlot. He currently runs approximately 17,000 cattle in this operation. He has been active in the Nebraska Livestock Feeders Association and chaired the Environmental Committee for the National Feeders Association. He has been a member of National Cattlemen's Beef Association and Nebraska Cattlemen's Association.

         Mr. Lewis' quarterhorse operation is recognized as one of the top stables in the United States. He has served as President of the Nebraska Quarterhorse Association and a member of the Board of Directors of the American Quarterhorse Association.

         Along with his cattle feeding and quarterhorse operations, Mr. Lewis and his two sons operate 3,500 acres of irrigated farmland. He has also served as Chairman of the Board of Gibbon Bank for twelve years. His community service included twenty years as a member and term as President of the local School Board in his district near Kearney, Nebraska.

         Ron Daggett, Director, age 53. Mr. Daggett served as a First Vice President, Sales for Dean Witter from 1994 to 1997. For the past three years, Mr. Daggett has served as First Vice President, Sales for First Union Securities, Inc.

         Marius Morin, Director, age 42. Mr. Morin has been a management consultant for international business development programs for the past fifteen years.

         Charles Wilson, Director, age 81. Mr. Wilson is Chairman, President, and CEO of Wilson Concrete Company. He has been President and CEO of the company since 1949. Mr. Wilson holds BS Degrees in both Civil and General Engineering from Iowa State University. Wilson has received numerous awards including the PCI (Precast/Prestressed Concrete Institute) Medal of Honor, an award given only eleven times in the last forty years and the Corporate Partner of the Year Award for his support of the Mid-American Counsel and the Nischa Nimat District of the Boy Scouts.

         During the fiscal year ended December 31, 1999, six scheduled meetings of the Board of Directors were held.

         The Company issues each director 1,000 shares of Common Stock for attendance at each meeting of the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent shareholders are required under regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file.

         Certain Directors and Executive Officers have inadvertently omitted filing Form 3 or Form 4's within the required time period. The Forms 3 and 4 for each Director and Executive Officer either has been filed or is in the process of being filed.

         The Directors and Executive Officers include: Gordon Reisinger, John Derner, Charles Kolbe, Dwayne Lewis, Jack Holden, Ron Daggett, Marius Morin, Charles Wilson, Johan Smit, John Schiering, Harley Dillard, and Pete Hudgins.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants, keeping the Board informed with respect to the Company's accounting policies, and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit. The Audit Committee was created by corporate resolution by the Board of Directors on January 29, 1999. The Audit Committee members currently consist of Ron Daggett and Chuck Kolbe. The Audit Committee has held one meeting during the last fiscal year ended December 31, 1999.

         The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President, Chief Executive Officer, and the other key executive officers of the Company, including salary, bonus, and benefits under the various compensation plans maintained by the Company. The Compensation Committee members are Gordon Reisinger, Charles Kolbe, John Derner, and Charles Wilson. During the fiscal year ended December 31, 1999, there was one meeting of the Compensation Committee.

         The Board of Directors has a standing Nominating Committee charged with the responsibility of making its recommendations annually to the Board with respect to those persons for whose election as Directors by the shareholders' proxies shall be solicited by the Board of Directors and the filling of any vacancy among the shareholder-elected Directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee, and, if nominated or elected, that he or she will serve as a Director. Recommendations should be sent to the Secretary of the Company by December 1, 2000, to consider and recommend the candidates to be nominated for election at the next meeting.


         EXECUTIVE OFFICERS (Not Also Directors):

         Harley Dillard, Vice President and Chief Financial Officer. Mr. Dillard worked in public accounting and then with Monfort of Colorado in several capacities, including plant Controller for the Monfort Greeley Slaughter Plant and Controller for the Monfort Portion Foods Division. He gained more consumer product experience as Controller and Director of Finance for the Denver Coca-Cola Franchise. From 1984 until 1996, Mr. Dillard held positions with Robertson Associates Manufacturing, Inc., ("RAMI") an aluminum beverage-packaging manufacturer. Mr. Dillard joined RAMI as Controller and was promoted to Vice President and Chief Financial Officer. Since 1996 until he joined the Company, Mr. Dillard was General Manager of Cruisin Cuisine/WP&G Distributing, a privately held manufacturer and distributor of wholesale food products. Mr. Dillard is a Certified Public Accountant.

         Pete Hudgins, Vice President - Special Projects. Mr. Hudgins' lifelong cattle industry experience began with his participation as the fifth generation of a commercial Hereford ranching and buying business in Texas. His entrepreneurial activities in real estate development, oil and gas, and niche cattle marketing bring a unique skill profile to the special projects of building a unique proprietary branded beef business. Among his responsibilities are investor, customer, and producer relations, which draw on substantial cattle organization and capital formation experience. He also coordinates projects with Mr. Reisinger and other management in various areas of the enterprise.

         John Schiering, Chief Operating Officer, Red Oak Farms, Inc. Mr. Schiering was appointed to his position in January of 2000. Since 1995, he has been a management consultant working primarily on confectionery projects. From 1985 to 1995, he was Vice President and General Manager of Borden Candy Products. Mr. Schiering holds a B.A. degree from Brown University and J.D. degree from the New England School of Law. Mr. Schiering is admitted to practice law in the Commonwealth of Massachusetts.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Compensation Policies Applicable To Executive Officers

         The purpose of the Company's executive compensation program is to attract, retain, and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1997 and 1998 Stock Option Plans. The Company's Compensation Committee (the "Committee") annually considers and makes recommendations to the Board of Directors as to executive compensation including changes in base salary and bonuses.

         Consistent with the above-noted purpose of the executive compensation program, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals, which should lead to improved performance. The corporate performance measures, which the Committee considers, include sales, earnings, return on equity, and comparisons of sales and earnings with prior years, with budgets, and with the Company's competitors and peer group.

         The Compensation Committee does not rely on any fixed formula or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. The Committee exercises business judgment based on all of these criteria and the purpose of the executive compensation program.




                                                     Compensation Committee
                                                        Gordon Reisinger
                                                        John Derner
                                                        Charles Kolbe
                                                        Charles Wilson

                                                Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------

                                                                           Long-term Compensation
                                                                   ----------------------------------------
                                        Annual Compensation                   Awards             Payouts
                                --------------------------------------------------------------------------
                                                                         (1)

 Name and Principal                                  Other Annual    Restricted     Number of     LTIP        All Other
      Position        Year     Salary      Bonus     Compensation   Stock Awards     Options     Payouts    Compensation
----------------------------------------------------------------------------------------------------------------------------
Gordon Reisinger     1999     $ 120,000     -0-         $16,667         $3,500         -0-         -0-           $451
Chief Executive      1998     $ 120,000     -0-         $53,333        $97,970         -0-         -0-           -0-
Officer/President/   1997     $ 100,000  $ 106,802        -0-            -0-          5,000        -0-        $121,500
Director



Harley Dillard       1999     $ 125,000     -0-           -0-            -0-          60,000       -0-           -0-
Treasurer/Chief      1998     $ 110,000     -0-           -0-          $25,000       140,000       -0-           -0-
Financial Officer
------------------------------------------------------------------------------------------------------------------------------

(1) Values of Restricted Stock Awards shown in the Summary Compensation Table are based on the average market price of the Company's Common Stock on the date of the grant.

                       Option Grants in Last Fiscal Year
                       ---------------------------------
                               Individual Grants
                               -----------------

------------------------------------------------------------------------------------------------------------------------------------
                                             % of Total                                              Potential Realization
                                             Options                                                 Value at Assumed
                                             Granted to               Exercise                       Annual Rates of Stock
                           Options           Employees                Price Per        Expiration    Price Appreciation for
Name                       Granted           in Fiscal Yr.            Share            Date          Option Terms(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        5%              10%
Harley Dillard, CFO        60,000                100%                 $1.50              2009        $146,000         $233,436
------------------------------------------------------------------------------------------------------------------------------------

(1) Amounts reported in the column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not represent the Company's estimate of future Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future market price of the Common Stock. There can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the present date. The values shown are net of the exercise price, but do not include deductions for taxes or other expenses associated with the exercise.


                PROPOSAL 2-APPROVAL OF INCREASE IN THE AUTHORIZED
                             SHARES OF COMMON STOCK

         On February 4, 2000, the Company's Board of Directors adopted and recommended that the stockholders of the Company approve an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 100,000,000 shares and to increase the number of Preferred Stock from 5,000,000 to 10,000,000. The proposed amendment would replace Article IV in its entirety as follows:

         Article IV The aggregate number of shares, which this corporation shall have authority to issue, are 110,000,000 shares. 100,000,000 shares of Common Stock having a par value of $.001 per share and 10,000,000 shares of Preferred Stock having a par value of $.001 per share. Stock of the corporation shall be of two classes, common and preferred, and both shall be issued in such classes and have such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully paid stock of this corporation shall not be liable to any further call or assessment.

         The Company is currently authorized to issue 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of April 14, 2000, the record date for the Annual Meeting, 16,019,165 shares of Common Stock were issued and outstanding and 1,412,190 shares of Preferred Stock were issued or to be issued.

         The Board of Directors of the Company believes that it is advisable to have available authorized but unissued shares of Common Stock and Preferred Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, without further stockholder action (except as may be required for a particular transaction by applicable law or requirements of regulatory agencies), for any proper corporate purpose including, among other things, future acquisitions, stock dividends, stock splits, convertible debt financing and equity financings. Holders of Common Stock do not have preemptive rights with respect to the future issuance of any shares of Common Stock.

         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock or Preferred Stock, other than for possible issuance in the future in connection with the Company's stock option plans. The additional authorized shares of Common Stock and Preferred Stock will allow the Company to maintain the flexibility to issue shares of Common Stock or Preferred Stock in the future without the potential expense or delay incident to obtaining the approval of the Company's shareholders by means of a special meeting of shareholders at such time.

         Issuing additional shares of Common Stock or Preferred Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company and, accordingly, making a change in control of the Company difficult. The Company is not aware of any attempt to obtain control of the Company.

         If the proposed amendment to the Company's Amended and Restated Certificate of Incorporation is approved, a Certificate of Amendment will be filed with the Secretary of State of Nevada as promptly as practicable thereafter. The amendment would be effective upon the date of filing.

         The affirmative vote of a majority of the outstanding shares of Common Stock present, or represented and entitled to vote at the Meeting is required to approve the amendment to the Certificate of Incorporation.

         The Board of Directors recommends that shareholders vote FOR the proposed amendment to the Amended and Restated Certificate of Incorporation.

                         PROPOSAL 3-APPROVAL OF THE 2000
                                STOCK OPTION PLAN

         In February 2000, the Board of Directors adopted a proposal to create the Company's 2000 Stock Option Plan (the "SOP") subject to shareholder approval. The reason for the new plan is to ensure that sufficient shares are available for issuance, which would support the Company's efforts to attract and retain highly qualified employees.

         The vote of a majority of the shares of Common Stock represented at the Annual Meeting (excluding broker non-votes) in person or by proxy is required to approve the SOP.

         The description that follows is an overview of the material provisions of the SOP. The description, however, does not purport to be a complete description of all the provisions of the SOP. Any shareholder that wants to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's executive offices in Red Oak, Iowa.

Description of the SOP and Option Terms

         The purpose of the SOP is to enable the Company to offer to its key employees, officers, directors, consultants and sales representatives whose past, present and/or potential contribution to the Company have been or will be important to the success of the Company. The Board of Directors believes that the proposed SOP will help the Company attract and retain highly qualified employees.

         The SOP provides for the granting of stock options to key employees, officers, directors, consultants and sales representatives who are deemed to have rendered or able to render significant services to the Company, and who are deemed to have contributed or to have the potential to contribute to the success of the Company. The stocks subject to options under the SOP are shares of the authorized but unissued or reacquired Common Stock. A participant is not required to exercise any stock options, which are granted to such participant pursuant to SOP. The number of shares of Common Stock available under the SOP is 2,000,000.

         The SOP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall automatically award employees a specific number of options on the date of the grant.

         The Committee may also grant to the Holder (concurrently with the grant of an Incentive Stock Option and at or after the time of grant in the case of a Nonqualified Stock Option) a Stock Reload Option up to the amount of shares of Stock held by the Holder for a least six months and used to pay all or part of the exercise price of an Option and, if any, withheld by the Company as payment for withholding taxes. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of the Stock Reload Option grant. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option to which the Reload Option is related.

         Stock appreciation rights may be granted to participants who have been, or are being granted, options under the SOP. In the case of nonqualified stock options, a stock appreciation right may be granted either at or after the time of the grant of such nonqualified stock option. In the case of an Incentive Stock Option, a stock appreciated right may be granted only at the time of the grant of such incentive option.

         Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the SOP. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

         Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the SOP. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

         Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable, in value in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company.

         The Committee shall determine the eligible persons to whom and the time or times at which grants of such other stock-based awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards.

         If (i) any person or entity other than the Company and/or any shareholders of the Company as of the Effective Date acquire securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other awards granted and outstanding under the Plan shall be accelerated and all such Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Stock subject to such Options and awards on the terms set forth in this Plan and the respective agreements respecting such Options and awards.

         Under present tax law, the Federal income tax treatment of options granted under the SOP is generally as described below. Local and state tax authorities may also tax incentive compensation awarded under the SOP.

         Incentive Stock Options. With respect to options, which qualify as incentive stock options, a grantee will not recognize income for Federal income tax purposes at the time options are granted or exercised. If the grantee disposes of shares acquired by exercise of the options before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the options, the grantee will recognize in the year of disposition (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or
(2) the amount realized on disposition, exceeds the option price, and (b) capital gain (or loss), to the extent that the amount realized on disposition differs from the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the grantee will realize capital gain or loss (assuming the shares are held as capital assets) equal to the difference between the amount realized on disposition and the option price.

         Non-Qualified Stock Options. With respect to options which do not qualify as incentive stock options, the grantee will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the difference between the amount paid by the grantee for the shares and the fair market value of the shares on the date of option exercise. Upon a subsequent disposition of the shares received under the option, the grantee will recognize capital gain or loss, as the case may be, to the extent of the difference between the fair market value of the shares at the time of exercise the amount realized on the disposition (assuming the shares are held as capital assets.)

         Except as described below, the Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount. As a grantee is required to recognize ordinary income as described above. To the extent a grantee realizes capital gains as described above, the Company will not be entitled to any deduction for Federal income tax purposes. Effective as of the passage of the Revenue Reconciliation Act of 1993, under Section 162 of the Internal Revenue Code, companies can no longer deduct compensation over $1 million paid to their chief executive officer and their four other most highly compensated officers, including compensation under a plan meets certain requirements.

         With respect to accounting consideration, there is no charge to the Company's operations in connection with the grant or exercise of an option to employees or directors under the SOP. Unless the fair market value of the shares at the date of the grant exceeds the exercise price of the option, in which case there will be a charge to operations at the dates the option becomes exercisable in the amount of such excess. If there is no charge to the Company's operations, any material tax benefit received by the Company upon exercise of a non-qualified stock option or as a result of a disqualifying disposition of shares obtained upon exercise of incentive stock options is reflected as a credit to capital in excess of par value and not as income. Earnings per share (diluted) may be affected by the SOP by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of Common Stock of the Company. This calculation reflects the potential dilutive effect, using the treasury stock method, of outstanding stock options anticipated to be exercised even though shares have not yet been issued upon exercise of these options. When shares are actually issued as a result of the exercise of stock options, dilution of earnings per share (primary) may result.

         The SOP shall be effective as of the date on which the Company's shareholders approved the SOP.

         Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be during the ten-year period following the Effective Date.

         As of April 14, 2000, there were approximately forty persons eligible to receive stock options under the SOP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 STOCK OPTION PLAN.


Certain Relationships and Related Party Transactions

         Mr. Gordon Reisinger is paid an annual salary of $120,000 as President of the Company. Mr. Reisinger was also paid a consulting fee of $16,667 in 1999. Mr. Reisinger is part owner of a company that leases an office building to the Company. The lease payments made in 1999 were $48,000. He was also issued 3,000 shares of Common Stock for his services as a director. In February 2000, Mr. Reisinger was granted options to purchase 500,000 shares of Common Stock. During 1999, the Company purchased cattle totaling $389,881 from Mr. Reisinger and a company owned by Mr. Reisinger. During 1999, the Company provided an automobile for Mr. Reisinger. Compensation to Mr. Reisinger for vehicle costs totaled $451 in 1999.

         Mr. John Walker, Mr. Reisinger's son-in-law, works for the Company. He buys and sells cattle and was paid $60,000 for his services in 1999. Mr. Walker and his wife, Mrs. Kathy Walker, own an entity that buys cattle from the Company. During 1999, cattle purchases by Mr. and Mrs. Walker from the Company were approximately $849,016. In order to insure a sufficient supply of Hereford cattle, the Company enterer into financing arrangements, i.e., repurchase agreements, with related parties during 1999. The Company's agreement with the related party is that the Company retains the benefit from any gains on the cattle and the risk of any losses. In addition, the Company reimburses the related party for any costs incurred on the cattle, such as grain, vet, yardage, etc., as well as pays interest on the funds advanced by the related party to "purchase" the cattle and to pay other expenses related to the cattle. The cattle are purchased by the Company for meat processing. During 1999, the Company paid $448,342 under this arrangement. Mrs. Walker works as a part-time bookkeeper for the Company and for those services the Company paid $5,400 in 1999.

         Mr. Todd Reisinger, Mr. Reisinger's son, was a meat salesman for the Company and was paid $27,500 in 1999.

         Mr. Charles Kolbe, a director and employee of the Company, received 3,000 shares as director fees in 1999. Mr. Kolbe also received consulting fees from the Company totaling $16,667 in 1999. Mr. Kolbe also received $60,000 for work performed for the Company. During 1999, the Company purchased cattle totaling $302,305 from Mr. Kolbe and Mr. Kolbe's company purchased cattle from the Company totaling $199,369.

         Mr. Reisinger, Mr. Walker, and Mr. Kolbe are owners of a trucking business that transported cattle for the Company. During 1999, this entity was paid $148,403 for its services.

         Mr. Reisinger and Mr. Walker are part owners of a trucking company that transports cattle for the Company. During 1999, this entity was paid $8,927.

         Mr. Dwayne Lewis, a director of the Company, was issued 3,000 shares of Common Stock for services as a director. During 1999, the Company sold cattle to his entity totaling $1,507,130 and purchased cattle totaling $12,073,894.

         Mr. John Derner was paid a consulting fee of $16,667 from the Company in 1999. He was also paid a salary of $60,000 as an employee. He was issued 3,000 shares of Common Stock for his services as a director of the Company. Mr. Derner is an owner of an entity that purchases cattle from the Company. In 1999, such purchases totaled approximately $860,088. Also during 1999, the Company purchased cattle totaling $4,743,111 from a company owned by Mr. Derner. Mr. Derner also provided an airplane for the use by the Company. The Company pays Mr. Derner rent on the airplane. The Company makes payments for the pilot, fuel, and expenses to third parties. The total of rent expense paid for 1999 was $21,000.

         Messrs. Holden and Daggett each were issued 3,000 shares of Common Stock for their services as directors of the Company. Mr. Smit was issued 1,000 shares of Common Stock for his services as a director during 1999.

         Mr. Harley Dillard, the Company's Chief Financial Officer, received compensation in 1999 totaling $125,000. Mr. Dillard was also granted options to purchase 60,000 shares of Common Stock during 1999.

         Mr. John Schiering, the Chief Operating Officer of Red Oak Farms, Inc., the Company's wholly owned subsidiary, has an employment agreement that provides for a monthly salary of $11,250. The initial term of the agreement is six months effective January 1, 2000. The agreement may be renewed upon the mutual consent of both parties for an additional two years. In the event the agreement is renewed after the initial term, Mr. Schiering will be required to relocate to the Omaha, Nebraska/Red Oak, Iowa area. Upon the signing of the agreement, Mr. Schiering was granted options to purchase 25,000 shares of Common Stock. The options were granted at fair market value and expire within one year of date upon which they vest which is January 1, 2000. At such time, if ever, that Mr. Schiering relocates according to the terms of the agreement, he will be granted the option to purchase 100,000 shares of the Company's Common Stock exercisable equally over a three year period at a purchase price equal to the fair market value on the date of grant. The agreement also provides for a vehicle for Mr. Schiering's use in Red Oak, Iowa, during the initial term of the agreement as well as reasonable airfare expense incurred in commuting from Red Oak, Iowa to Carmel, Indiana. Such reimbursement is limited to twenty-four round trip tickets. The agreement also provides for a reasonable housing allowance, in an amount to be agreed upon by the parties, for the purpose of securing a modest apartment in or around Red Oak, Iowa. In the event Mr. Schiering is terminated without cause; he will be entitled to his regular pro-rated salary for a one hundred and twenty-day period following notice of termination. Should the agreement be renewed beyond its initial six month term, Mr. Schiering is entitled to a bonus of $13,500 to be paid within thirty days after his relocating to the Omaha/Red Oak area and granted 15,000 shares of Common Stock.

         Mr. Pete Hudgins was paid $61,333 during 1999 in salary. The Company provided Mr. Hudgins with an automobile. Compensation to Mr. Hudgins for vehicle costs totaled $1,610 in 1999. During 1999, Mr. Hudgins and another employee of the Company sold cattle to the Company totaling $158,984.

                                PERFORMANCE GRAPH

         Comparison of three-year cumulative total return among Red Oak Hereford Farms, Inc. (HERF) and The Bloomberg Food-Meat Products Group (FMP*).

                                  Total Return
                      Stock Price Plus Reinvested Dividends






                                    [GRAPH]










---------------------------------------------------
                     HERF             FMP*
---------------------------------------------------
12/31/96            $ 2.00           $ 12.39
12/31/97            $ 5.00           $ 17.82
12/31/98            $ 0.75           $ 13.74
12/31/99            $ 1.25           $ 8.81
---------------------------------------------------


* Based on information from the Bloomberg Food-Meat Products Group, as available from Bloomberg, which includes the following companies, but from which the company has been excluded:

     Hormel Foods Corporation, Iowa Beef Packers Inc., Smithfield Foods Inc., Thorn Apple Valley Inc., Fresh Foods Inc., Doughtie's Foods Inc., Cattleman's Inc., Rymer Foods Inc., and Agri-Foods International Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The intention of the Board of Directors is to select HLB Gross Collins, P.C. for the 2000 fiscal year as the Company's certifying accountants. HLB Gross Collins, P.C. will be available to answer questions at the Annual Meeting and make any statement, if they so choose.

         On December 4, 1998, BDO Seidman, LLP resigned as the Company's certifying accountants. During the most recent fiscal year for which BDO Seidman, LLP issued a report (1997), there was no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. BDO Seidman, LLP's report on the financial statements for the fiscal year ended December 31, 1999, contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

         On January 18, 1998, the Company retained HLB Gross Collins, P.C. as the Company's certifying accountants.

                                 OTHER BUSINESS

         The Board of Directors does not know of any other business to come before the Annual Meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.

                      PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission ("SEC") and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2001 Annual Meeting, under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such proposal must be received by the Company on or before December 1, 2000.

         In connection with the Company's 2001 Annual Meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder's notice is not received by the Company on or before February 7, 2000, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

         The above summary, which sets forth only the procedures by which business may be properly brought before and voted upon at he Company's Annual Meeting, is qualified in its entirety by reference to the Company's By-Laws.

         All shareholder proposals and notices should be directed to the Secretary of the Company at 2010 Commerce Drive, Red Oak, Iowa 51566.

                      ANNUAL REPORT ON FORM 10-K FILED WITH
                       SECURITIES AND EXCHANGE COMMISSION

         A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999 may be obtained, without charge, by any shareholder, upon written request directed to Peter Hudgins, Secretary, Red Oak Hereford Farms, Inc., 2010 Commerce Drive, Red Oak, Iowa 51566.



                                        By Order of the Board of Directors
                                        Peter Hudgins
                                        Secretary

                                                                     APPENDIX A
                          RED OAK HEREFORD FARMS, INC.
                             2000 Stock Option Plan


Section 1.        Purpose; Definitions.

         1.1 Purpose. The purpose of the Red Oak Hereford Farms, Inc. (the "Company") 2000 Stock Option Plan (the "Plan") is to enable the Company to offer to its key employees, officers, directors, consultants and sales representatives whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

         1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder.

                  (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board, which the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

                  (e) "Common Stock" means the Common Stock of the Company, par value $.001 per share.

                  (f) "Company" means Red Oak Hereford Farms, Inc., a corporation organized under the laws of the State of Nevada.

                  (g) "Deferred Stock" means Stock to be received, under an award made pursuant to Section 9, below, at the end of a specified deferral period.

                  (h) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

                  (i) "Effective Date" means the date set forth in Section 13.1, below.

                  (j) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause
(i) or (ii) above, such price as the Committee shall determine, in good faith.

                  (k) "Holder" means a person who has received an award under the Plan.

                  (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

                  (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  (n) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

                  (o) "Other Stock-Based Award" means an award under Section 10, below, that is valued in whole or in part be reference to, or is otherwise based upon, Stock.

                  (p) "Parent" means any present or future parent corporation of the Company, as such term is defined in Section 424(e) of the Code.

                  (q) "Plan" means the Red Oak Hereford Farms, Inc. 1998 Stock Option Plan, as hereinafter amended from time to time.

                  (r) "Restricted Stock" means Stock, received under an award made pursuant to Section 8, below, that is subject to restrictions under said
Section 8.

                  (s) "SAR Value" means the excess of the Fair Market Value (on the exercise date) of the number of shares for which the Stock Appreciation Right is exercised over the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option and purchase the relevant shares.

                  (t) "Stock" means the Common Stock of the Company, par value $.001 per share.

                  (u) "Stock Appreciation Right" means the right to receive from the Company, on surrender of all or part of the related Stock Option, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the exercise price of the Stock Option.

                  (v) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

                  (w) "Stock Reload Option" means any option granted under
Section 6.3, below, as a result of the payment of the exercise price of a Stock Option and/or the withholding tax related thereto in the form of Stock owned by the Holder or the withholding of Stock by the Company.

                  (x) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

Section 2.        Administration.

         2.1 Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such terms as the Board may in each case determine, and shall be subject to removal at any time by the Board.

         2.2 Powers of Committee. The Committee shall have full authority, subject to Section 4, below, to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

                  (a) to select the officers, key employees, directors, consultants and sales representatives of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Reload Stock Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

                  (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

                  (c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

                  (d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

                  (e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated is cash and of dividend equivalents on deferred amounts denominated in Stock;

                  (f) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred which may be either automatic or at the election of the Holder; and

                  (g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

         2.3      Interpretation of Plan.

                  (a) Committee Authority. Subject to Section 4 and 12, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), to the otherwise supervise the administration of the Plan. Subject to Section 12, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

                  (b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but limited to Stock Reload Options or Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3.        Stock Subject to Plan.

         3.1 Number of Shares. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 2,000,000 shares. Share of Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Stock that are subject to any Stock Appreciation Right, Restricted Stock, Deferred Stock award, Reload Stock Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

         3.2 Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, in the number of shares and Stock Appreciation Right price relating to Stock Appreciation Rights, and in the number of shares and Stock Appreciation Right price relating to Stock Appreciation Rights, and in the number of shares subject to, and in the related terms of, other outstanding awards (including but not limited to awards of Restricted Stock, Deferred Stock, Reload Stock Options and Other Stock-Based Awards) granted under the Plan as may be determined to be appropriate by the Committee in order to prevent dilution or enlargement of rights, provided that the number of shares subject to any award shall always be a whole number.

Section 4.        Eligibility.

         Awards may be made or granted to key employees, officers, directors, consultants and sales representatives who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

Section 5.        Required Six-Month Holding Period.

         Any equity security issued under this Plan may not be sold prior to six months from the date of the grant of the related award without the approval of the Company.

Section 6.        Stock Options.

         6.1 Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options and which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option. An Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant or five years in the case of an Incentive Stock Option granted to an optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         6.2 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

                  (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value of the Stock as defined above; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value of the Stock.

                  (b) Option Term. Subject to the limitations in Section 6.1, above, the term of each Stock Option shall be fixed by the Committee.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 11, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

                  (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in shares of Stock (including Restricted Stock and other contingent awards under this Plan) or, partly in cash and partly in such Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock shall be valued at the Fair Market Value of a share of Stock on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Nonqualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided that, notwithstanding the provision of Section 9 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

                  (e) Transferability. No Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder.

                  (f) Termination by Reason of Death. If a Holders' employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, which ever period is the shorter.

                  (g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Other Termination. Subject to the provisions of Section 14.3, below, and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option which has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

                  (i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options become exercisable by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

                  (j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

                  (k) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by and shall be subject to the terms of, the Agreement executed by the Company and the Holder.

         6.3 Stock Reload Option. The Committee may also grant to the Holder (concurrently with the grant of an Incentive Stock Option and at or after the time of grant in the case of a Nonqualified Stock Option) a Stock Reload Option up to the amount of shares of Stock held by the Holder for at least six months and used to pay all or part of the exercise price of an Option and, if any, withheld by the Company as payment for withholding taxes. Such Stock Reload Option shall have an exercise price equal to the Fair Market Value as of the date of the Stock Reload Option grant. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option to which the Reload Option is related.

Section 7.        Stock Appreciation Rights.

         7.1 Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants who have been, or are being granted, Options under the Plan as a means of allowing such participants to exercise their Options without the need to pay the exercise price in cash. In the case of a Nonqualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Nonqualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

         7.2 Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

                  (a) Exercisability. Stock Appreciation Rights shall be exercisable as determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code, with respect to related Incentive Stock Options.

                  (b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option.

                  (c) Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive a number of Option Shares equal to the SAR Value divided by the exercise price of the Option.

                  (d) Shares Affected Upon Plan. The granting of a Stock Appreciation Rights shall not affect the number of shares of Stock available under for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation right relates.

Section 8.        Restricted Stock.

         8.1 Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

         8.2 Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

                  (a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

                  (b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vest requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period;
(iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained

Distributions will be subject to the same restrictions, terms and conditions as are applicable to the restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

                  (c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 11, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 11, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 9.        Deferred Stock.

         9.1 Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

         9.2 Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

                  (a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 9.2 (d) below, where applicable), shares certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

                  (b) Rights of Holder. A person entitled to receive Deferred stock shall not have any rights of a stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Stock. The shares of Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral period and the issuance and delivery of such Stock to the Holder.

                  (c) Vesting; Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Agreement, subject to Section 11, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

                  (d) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock awards (or such installment).

Section 10.       Other Stock-Based Awards.

         10.1 Grant and Exercise. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable, in value in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company.

         10.2 Eligibility for Other Stock-Based Awards. The Committee shall determine the eligible persons to whom and the time or times at which grants of such other stock-based awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards.

         10.3 Terms and Conditions. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee and to Section 11, below.

Section 11.       Accelerated Vesting and Exercisability.

         If (i) any person or entity other than the Company and/or any stockholders of the Company as of the Effective Date acquire securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition, then, the vesting periods of any and all Options and other awards granted and outstanding under the Plan shall be accelerated and all such Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Stock subject to such Options and awards on the terms set forth in this Plan and the respective agreements respecting such Options and awards.

Section 12.       Amendment and Termination.

         Subject to Section 4 hereof, the Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder's consent.

Section 13.       Term of Plan.

         13.1 Effective Date. The Plan shall be effective as of the date on which the Company's stockholders approved the Plan ("Effective Date").

         13.2 Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten-year period following the Effective Date.

Section 14.       General Provisions.

         14.1 Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

         14.2 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

         14.3     Employees.

                  (a) Engaging in Competition With the Company. In the event a Holder's employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within one year after the date thereof such Holder accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such

Holder to return to the Company the economic value of any award which was realized or obtained by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

                  (b) Termination for Cause. The Committee may, in the event a Holder's employment with the company or a Subsidiary is terminated for cause, annul any award granted under this Plan to return to the Company the economic value of any award which was realized or obtained by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

                  (c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

         14.4 Investment Representations. The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

         14.5 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

         14.6 Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or made arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

         14.7 Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to choice of law provisions).

         14.8 Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

         14.9 Non-Transferability. Except as otherwise expressly provided in the Plan, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

         14.10 Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Stock may be listed.

         14.11 Conflicts. If any of the terms or provisions of the Plan or an Agreement (with respect to Incentive Stock Options) conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said
Section 422 of the Code. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provision of any Agreement conflict with any terms or provision of the Plan, then such terms or provision shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

         14.12 Non-Registered Stock. The shares of Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Stock on a national securities exchange.

                                                                        FRONT
                          RED OAK HEREFORD FARMS, INC.
                     2010 COMMERCE DRIVE, RED OAK, IA 51566

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of RED OAK HEREFORD FARMS, INC. (the "Company") hereby appoints PETER HUDGINS as the attorney-in-fact and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company at the Annual Meeting of shareholders of the Company to be held on Monday, May 22, 2000 at 10:30 a.m. at the Red Coach Inn, Highway 34, Red Oak, Iowa 51566, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

Proposal 1 - Election of Directors:
|_|  FOR all nine nominees listed below.
|_| WITHHOLD AUTHORITY to vote for all nine nominees for director listed below |_| FOR all nine nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
Nominees: Gordon Reisinger, John Derner, Ron Daggett, Charles Wilson, Dwayne Lewis, Jack Holden, Charles Kolbe, Johan Smit, and Marius Morin.

PROPOSAL 2 - Amendment to the Company's Amended and Restated Certificate of Incorporation as described in the proxy statement.

                  |_|  FOR        |_|  AGAINIST           |_| ABSTAIN

PROPOSAL 3 - Approval of the Company's 2000 Stock Option Plan.

                  |_|  FOR        |_|  AGAINIST           |_| ABSTAIN

PROPOSAL 4 - TO transact such other business as my properly come before the meeting and any adjournments thereof.

                                                                         BACK

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s), if no direction is made, this Proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the proposal to amend the Company's Amended and Restated Certificate of Incorporation as described in the proxy statement, and "FOR" the approval of the Company's 2000 Stock Option Plan. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

         THE UNDERSIGNED HEREBY ACKOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THERE WITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEY AND PROXY MAY DO BY VITURE HEREOF.

                                          Dated:  _________________, 2000


                                          -------------------------------
                                          (Shareholder's Signature)

                                          -------------------------------
                                            (Shareholder's Signature)

Note: Please mark, date, and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.